UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

October 19, 2017

Date of Report (Date of earliest event reported)

AMERISERV FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

Main and Franklin Streets, Johnstown, Pennsylvania		15901
(Address of principal executive offices)		(Zip Code)

(814) 533-5300 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01     Other Events.

On October 19, 2017, AmeriServ Financial, Inc. issued a press release announcing that its Board of Directors had declared a cash dividend of $0.015 per share quarterly common stock cash dividend.  The cash dividend is payable November 20, 2017 to shareholders of record on November 6, 2017.  This cash dividend represents an approximate 1.5% annualized yield using the October 18, 2017 closing common stock price of $4.05 and represents an approximate payout ratio of 19% based upon the Company’s recently reported third quarter 2017 earnings per share of $0.08.

The Company also announced that it has reached a new four-year contract with its unionized workforce.  The Unionized employees voted to accept the contract at a meeting held on Sunday, October 15, 2017 in Johnstown.  The new contract covers the workforce through October 15, 2021.

The press release, attached hereto as Exhibit 99.1, is incorporated herein.

Item 9.01    Financial Statements and Exhibits.

Exhibits:

99.1

Press release, dated October 19, 2017 of AmeriServ Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, INC.

Dated: October 19, 2017	By:	/s/ Michael D. Lynch
Michael D. Lynch
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated October 19, 2017, of AmeriServ Financial, Inc.

Exhibit 99.1

AMERISERV FINANCIAL ANNOUNCES A NEW LABOR CONTRACT AND DECLARATION OF QUARTERLY COMMON STOCK DIVIDEND

JOHNSTOWN, PA –AmeriServ Financial Bank, the banking subsidiary of AmeriServ Financial, Inc. (NASDAQ: ASRV), and United Steelworkers (USW) Local 2635-06 have agreed to a new four-year contract.  Unionized employees voted to accept the contract at a meeting held on Sunday, October 15, 2017 in Johnstown. The new contract covers the workforce through October 15, 2021.

The ratified contract is positive news for AmeriServ and the community, according to AmeriServ President and CEO Jeffrey Stopko.  “This new agreement allows us to continue focusing on our banking for life strategy.  As an organization, we are committed to servicing our customers and communities.  Together, our union and non-union employees are working to provide our shareholders, customers as well as the communities we serve with a positive banking for life experience today, tomorrow and into the future.”

USW Local 2635-06 Unit President Bob Gilles agrees on the importance of the new contract to AmeriServ.  “The approved agreement indicates to me that our membership believes in AmeriServ’s continued commitment to being a leading community bank in our region while providing employees with good career opportunities.”

Key financial terms of the new contract include annual wage increases of 3% and the movement of union employees to a new exclusive provider organization health care plan that will promote better control of future health care costs.

Additionally, the Company announced that its Board of Directors declared a $0.015 per share quarterly common stock cash dividend.  The cash dividend is payable November 20, 2017 to shareholders of record on November 6, 2017.  This cash dividend represents an approximate 1.5% annualized yield using the October 18, 2017 closing common stock price of $4.05 and represents an approximate payout ratio of 19% based upon the Company’s recently reported third quarter 2017 earnings per share of $0.08.

AmeriServ Financial, Inc. is the parent of AmeriServ Financial Bank and AmeriServ Trust and Financial Services Company in Johnstown.  The Company’s subsidiaries provide full-service banking and trust and wealth management services through sixteen community offices in southwestern Pennsylvania and also operates loan production offices in Altoona and Monroeville, PA and Hagerstown, Maryland.  At September 30, 2017, AmeriServ had total assets of $1.17 billion, a book value of $5.31 per common share and a tangible book value of $4.66 per common share.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding AmeriServ's dividend program and future payment obligations. These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2016. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.